                                                                     EXHIBIT 4.3

          ----------------------------------------------------------

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                 BY AND AMONG
                             SATELLINK PAGING INC.
                                      AND
          THE SEVERAL PURCHASERS NAMED ON THE SIGNATURE PAGES HEREOF

                         Dated as of November 28, 1990

          ----------------------------------------------------------

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
SECTION 1.  THE SERIES A SHARES.......................................   1

      1.1   Issuance, Sale, and Delivery of the Series A Shares.......   1
      1.2   Closing...................................................   1

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............   2

      2.1   Organization, Standing, and Qualification.................   2
      2.2   Subsidiaries and other Equity Interests...................   2
      2.3   Authorization of Agreements, Etc..........................   2
      2.4   Compliance with other Instruments.........................   3
      2.5   Authorized Capital Stock..................................   3
      2.6   Litigation; Compliance with Law...........................   4
      2.7   Title to Properties.......................................   4
      2.8   Leasehold Interests.......................................   4
      2.9   Loans and Advances........................................   5
      2.10  Governmental Approvals....................................   5
      2.11  Financial Statements......................................   5
      2.12  Disclosure................................................   5

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........   6

      3.1   Investment Representations and Warranties.................   6
      3.2   Legends...................................................   7

SECTION 4.  CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS...........   8

      4.1   Representations and Warranties to be True and Correct.....   8
      4.2   Performance...............................................   8
      4.3   Consents and Waivers......................................   8
      4.4   Supporting Documents......................................   9
      4.5   Compliance Certificate....................................   9
      4.6   All Proceedings to be Satisfactory........................   9

SECTION 5.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY..............   9

      5.1   Representations and Warranties to be True and
            Correct...................................................   9
      5.2   All Proceedings to be Satisfactory........................   9

SECTION 6.  RESERVATION OF CONVERSION SHARES..........................  10

SECTION 7.  MISCELLANEOUS.............................................  10

      7.1   Expenses..................................................  10
      7.2   Survival of Agreements....................................  10
      7.3   Finder's Fees.............................................  10
      7.4   Parties in Interest.......................................  11
      7.5   Notices...................................................  11
      7.6   Governing Law.............................................  12
      7.7   Entire Agreement..........................................  12
      7.8   Counterparts..............................................  12
      7.9   Amendments and Waivers....................................  12
      7.10  Severability .............................................  12
      7.11  Titles and Subtitles......................................  12

                              TABLE OF SCHEDULES
                              ------------------

SCHEDULE I     Schedule of Purchasers
SCHEDULE II    Investor Certification


                               TABLE OF EXHIBITS
                               -----------------

EXHIBIT A      Articles of Amendment


                            TABLE OF DEFINED TERMS
                            ----------------------

TERM                                                  DEFINED IN SECTION
----                                                  ------------------
Agreement                                                Preamble
Class A Common Stock                                     Recitals
Class B Common Stock                                     2.5
closing                                                  1.2
Closing Date                                             1.2
Common Stock                                             2.5
Company                                                  Preamble
Conversion Shares                                        2.3
Disclosure Letter                                        2-first paragraph
Financial Statements                                     2.14
Preferred Stock                                          2.5
Purchased Securities                                     3.1
Purchasers                                               Preamble
Securities Act                                           3.11
Series A Shares                                          Recitals

                 SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                 --------------------------------------------

     THIS AGREEMENT (the "Agreement") is entered into as of November 28, 1990 by and among SATELLINK PAGING INC., a Georgia corporation (the "Company") and the several purchasers named on the signature pages hereof (individually a "Purchaser" and collectively the "Purchasers").

                               W I T N E S E T H
                               -----------------

     WHEREAS, the Company wishes to issue and sell to the Purchasers up to an aggregate of 7,500 shares of its preferred stock, $.01 par value, designated as "Series A Convertible Preferred Stock" (the "Series A Shares") which are convertible into shares of Class A common stock, $.01 par value (the "Class A Common Stock") of the Company; and

     WHEREAS, the Purchasers, severally and not jointly, wish to purchase the Series A Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                  SECTION 1.

                              THE SERIES A SHARES

     1.1  Issuance, Sale, and Delivery of the Series A Shares. The Company has
          ----------------------------------------------------
authorized the sale and issuance of the Series A Shares to the Purchasers in accordance with the terms of this Agreement. The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Series A Shares set forth opposite the name of such Purchaser under the heading "Number of Series A Shares Purchased" on Schedule I,
                                                                     ----------
at a price of $100.00 per Series A Share.

     1.2  Closing. The closing of the purchase and sale of the Series A Shares
          --------
shall take place at the offices of Powell, Goldstein, Frazer & Murphy, Suite 1050, 400 Perimeter Center Terrace, Atlanta, Georgia, 30346 at 10:00 a.m., local time, on November 30, 1990, or at such other location, date, and time as may be fixed by mutual agreement between the Purchasers and the Company (such closing being the "Closing" and the date the Closing actually occurs being the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a certificate evidencing the number of Series A Shares set forth adjacent to such Purchaser's name on Schedule I under the caption "Number of Shares Purchased" in
                    ----------
definitive form, registered in
the name of such Purchaser, against delivery by each Purchaser of the purchase consideration set forth adjacent to such Purchaser's name on Schedule I under
                                                             ----------
the caption "Purchase Consideration," by certified or official bank check made payable to the order of the Company.

                                  SECTION 2.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Purchaser that, except as otherwise set forth in the letter dated November 21, 1990, as such letter may be amended, supplemented or restated prior to the date of this Agreement (such letter, as amended, supplemented or restated hereinafter referred to as the "Disclosure Letter"), a copy of which has been delivered by the Company to each of the Purchasers:

     2.1 organization, Standing, and Qualification. The Company is a corporation
         ------------------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Georgia and is duly qualified to transact business as a foreign corporation and is in good standing in each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification. The Company has the requisite corporate power and authority to own, lease, and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

     2.2  Subsidiaries and other Equity Interests. The Company does not (i) own
          ----------------------------------------
of record or beneficially, directly, or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any corporation, or (B) any participating interest in any partnership, joint venture, or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     2.3  Authorization of Agreements, Etc. All corporate action on the part of
          ---------------------------------
the Company, its officers, directors, and stockholders necessary for the sale and issuance of the Series A Shares, the issuance of the Class A Common Stock issuable upon conversion of the Series A Shares (the "Conversion Shares"), and the execution, delivery, and performance by the Company of this Agreement has been duly and validly taken. This Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforcement may limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and to the exercise of judicial discretion in accordance with general equitable principles.

     2.4  Compliance with other Instruments. The execution and delivery by the
          ----------------------------------
Company of this Agreement and the other documents and instruments contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale, and delivery of the Series A Shares and the Conversion Shares will not result in any such violation, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such provision, require any consent or waiver under any such provision, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     2.5 Authorized Capital Stock The authorized capital stock of the Company
         ------------------------
will, immediately prior to the Closing, consist of (i) 50,000 shares of Class A Common Stock, of which 27,970.54 shares will be validly issued and outstanding, fully paid and nonassessable, (ii) 20,000 shares of Class B common stock, $.01 par value ("Class B Common Stock"), of which 2,821.32 shares will be validly issued and outstanding, fully paid and nonassessable (the Class A Common Stock and the Class B Common Stock hereinafter sometimes referred to as the "Common Stock"), and (iii) 30,000 shares of preferred stock, $.01 par value ("Preferred Stock") (including 7,500 shares of Preferred Stock designated as Series A Shares), none of which will be issued and outstanding. The Series A Shares have been duly and validly reserved for issuance upon the terms and conditions of the Agreement and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances created, or imposed, by operation of law or otherwise, upon such shares, by the Company except for certain restrictions on transfer under state and/or federal securities laws as set forth herein or otherwise required by such laws at the time a transfer is proposed. The Conversion Shares have been duly and validly reserved for issuance upon conversion of the Series A Shares and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances created, or imposed, by operation of law or otherwise, upon such shares, by the Company except for certain restrictions on transfer under state and/or federal securities laws as set forth herein or otherwise required by such laws at the time a transfer is proposed. The designations, powers, preferences, rights, qualifications, and limitations of the Series A Shares are as set forth in the Company's Articles of Amendment, in substantially the form of Exhibit A hereto. There are no outstanding rights,
                             -------
plans, options, warrants, conversion rights, or agreements for the purchase or acquisition from the

Company of any shares of the capital stock of the Company. Neither the issuance, sale, or delivery of the Series A Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been waived.

     2.6 Litigation; Compliance with Law. There is no (i) action, suit, claim,
         --------------------------------
proceeding, or investigation pending or to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, by or before any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis known to the Company for any of the foregoing. The Company is not subject to any order, writ, injunction, or decree known to or served upon the Company of any court or of any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Company is, to the best of its knowledge, in material compliance with all laws, rules, regulations, and orders applicable to the Company's business. There is no existing law, rule, regulation, or order nor is the Company aware of any proposed law, rule, regulation, or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     2.7  Title to Properties. The Company has good and marketable title to all
          --------------------
the tangible properties and assets owned by it, free and clear of all mortgages, pledges, security interests, liens, charges, claims, restrictions, and other encumbrances, except liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company. The Company owns or leases all tangible properties and assets necessary to the operation of its business as now conducted.

     2.8  Leasehold Interests. Each lease or agreement to which the Company is a
          --------------------
party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     2.9  Loans and Advances. Except as reflected in the Financial Statements
          -------------------
(as hereinafter defined), the Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with performance of services for the Company.

     2.10 Governmental Approvals. Subject to the accuracy of the representations
          -----------------------
and warranties of the Purchasers set forth in Section 3 hereof, no registration, qualification, or filing with, or consent or approval of or other action by, any Federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery, and performance by the Company of this Agreement, the offer, issuance, sale, and delivery of the Series A Shares, the issuance and delivery of the Conversion Shares, or the consummation of any other transaction contemplated hereby, other than filings pursuant to state securities laws (all of which filings have been made or will be made within the applicable time frame for such filings) in connection with the offer and sale of the Series A Shares, and the filing of a notice under Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

     2.11 Financial Statements. The Company's financial statements (consisting
          ---------------------
of an unaudited balance sheet and unaudited statements of operations, stockholders' deficiency, and cash flows) for the years ended December 31, 1989 and 1988 and the nine months ended September 30, 1990 (together the "Financial Statements") have been furnished to Purchasers. The Financial Statements are true, correct, and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied, are in accordance with the books and records of the Company, and present fairly the financial position of the Company as of the dates, and for the periods indicated, with the unaudited financial statements being subject to normal year-end audit adjustments.

     2.12  Disclosure. Neither this Agreement nor the Disclosure Letter contains
           -----------
any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates, or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no material fact which the Company has not disclosed to the Purchasers and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property, or affairs of the Company.

                                  SECTION 3.

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     3.1 Investment Regulations and Warranties. Each Purchaser acknowledges that
         --------------------------------------
the Series A Shares and the Conversion Shares (the "Purchased Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Purchasers contained herein. Each Purchaser represents and warrants to the Company, severally and not jointly, and only as to himself that:

          (a) The Purchased Securities are being acquired for Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or the securities laws of any other state applicable to Purchaser.

          (b) During the negotiation of the transactions contemplated hereby, Purchaser and its representatives have been afforded full and free access to corporate books, records, contracts, documents, and other information concerning the Company and to offices and facilities of the Company, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

          (c) Purchaser and Purchaser's representatives have been solely responsible for Purchaser's own "due diligence" investigation of the Company and the Company's management and business, for Purchaser's own analysis of the merits and risks of this investment, and for Purchaser's own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, Purchaser has acted solely in Purchaser's own interest and not as an agent of the Company. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Purchased Securities pursuant to the terms of this Agreement and of protecting Purchaser's interests in connection therewith.

          (d) Purchaser is able to bear the economic risk of the purchase of the Purchased Securities pursuant to the terms of this Agreement, including a complete loss of Purchaser's investment in the Purchased Securities.

          (e) Purchaser acknowledges that (i) the Purchased Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act,
(ii) the Purchased Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Purchased Securities will bear legends to such effect, (iv) the Company will make a notation on its transfer books to such effect, and (v) the Company is under no obligation to register any of the Purchased Securities under the Securities Act or any state securities laws.

          (f) Purchaser has furnished the Company with an Investor Certification in substantially the form of Schedule II hereto and the information set forth
                             -----------
thereon with respect to Purchaser's organization and its principal office or its principal residence, as the case may be, and Purchaser's status as an accredited investor is true and correct.

          (g) Purchaser has the full right, power, authority, and capacity to enter into and perform Purchaser's obligations under this Agreement, and this Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

          (h) Purchaser knows of no public solicitations or advertisements in connection with the offer and sale of the Purchased Securities.

      3.2  Legends. Purchaser acknowledges that each certificate representing
           --------
the Purchased Securities may be endorsed with the following legend and Purchaser shall not make any transfer of the Purchased Securities without first complying with the restrictions on transfer described in such legends:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR SUCH APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH APPLICABLE STATE SECURITIES LAWS.

Purchaser agrees that the Company may also endorse any other legends required by applicable state securities laws.

The Company need not register a transfer of the Purchased Securities, and may also instruct its transfer agent not to register the transfer of the Purchased Securities, unless the conditions specified in the foregoing legends are satisfied.

                                  SECTION 4.

                         CONDITIONS TO THE OBLIGATIONS
                               OF THE PURCHASERS

      The obligation of each Purchaser to purchase the Series A Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction or waiver on or before the Closing Date of the following conditions:

      4.1 Representations and Warranties to be True and Correct. The
          ------------------------------------------------------
representations and warranties contained in Section 2 hereof shall be true, complete, and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

      4.2 Performance. The Company shall have performed and complied with all
          ------------
covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

      4.3 Consents and Waivers. The Company shall have obtained any and all
          ---------------------
consents, permits, and waivers and made all filings necessary or appropriate for the consummation of the transactions contemplated hereby.

      4.4  Supporting Documents. The Purchasers shall have received copies of
           ---------------------
such supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers reasonably may request in writing.

      4.5 Compliance Certificate. If required by the Purchasers or their counsel
          -----------------------
in writing, on the Closing Date, the Company shall have delivered to Purchasers a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.1, 4.2 and 4.3 hereof.

      4.6 All Proceedings to be Satisfactory. All corporate and other
          -----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents relating to such transactions shall be satisfactory in form and substance to the Purchasers, and the Purchasers have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

                                  SECTION 5.

                          CONDITIONS THE OBLIGATIONS
                                OF THE COMPANY

      The obligation of the Company to issue and sell the Series A Shares to the Purchasers on the Closing Date is, at its option, subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

      5.1 Representations and Warranties to be True and Correct. All
          ------------------------------------------------------
representations and warranties of the Purchasers, and each of them, contained in
Section 3 hereof shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

      5.2 All Proceedings to be Satisfactory. All corporate and other
          -----------------------------------
proceedings to be taken by the Purchasers in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to the Company.

                                  SECTION 6.

                       RESERVATION OF CONVERSION SHARES

      The Company covenants and agrees with each of the Purchasers that, unless waived in accordance with Section 7.9 hereof, so long as any of the Series A Shares or Conversion Shares is outstanding the Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, for the purpose of effecting the conversion of the Series A Shares and otherwise complying with the terms of this Agreement. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of the Series A Shares or otherwise fail to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                                  SECTION 7.

                                 MISCELLANEOUS

      7.1  Expenses. Each party hereto will pay its own expenses in connection
           ---------
with the transactions contemplated hereby, whether or not such transactions shall be consummated.

      7.2 Survival of Agreements. All covenants, agreements, representations,
          -----------------------
and warranties made herein or in any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, and the Closing of the transactions contemplated hereby.

      7.3  Finder's Fees.
           --------------

           (a) The Company (i) represents and warrants that it has retained no finder or broker, in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

           (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser, or any of Purchaser's employees or representatives, is responsible.

      7.4  Parties in Interest. All representations, covenants, and agreements
           --------------------
contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants, and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Series A Shares or Conversion Shares.

      7.5 Notices. Every notice or other communication required or contemplated
          --------
by this Agreement by any party shall be delivered either by (a) personal delivery, (b) postage prepaid return receipt requested certified mail (airmail if available), or the equivalent of certified mail under the laws of the country where mailed, (c) facsimile transmission or (d) "tested" telex (a telex for which the proper answer back has been received) addressed to the party for whom intended as follows:

      If to a Purchaser, at the address of such Purchaser set forth in
Schedule I hereof.
----------

      If to the Company, at Satellink Paging Inc., 12 Perimeter Center East, Suite 1200, Atlanta, Georgia, Attn: Marc A. Comeaux, President, Telecopier:
(404) 698-9025; with a copy (which shall not constitute notice) to: Sidney J. Nurkin, Esq., Powell, Goldstein, Frazer & Murphy, 400 Perimeter Center Terrace, Suite 1050, Atlanta, Georgia, 30346, Telecopier: (404) 399-2879.

or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communications required or contemplated by this Agreement delivered in person or sent by facsimile transmission or "tested" telex shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or on the date sent, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

      7.6 Governing Law. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Georgia.

      7.7 Entire Agreement. This Agreement, including the Schedules and
          -----------------
Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire agreement of the parties with respect to the subject matter hereof and thereof. No representations or statements of any kind made be any representative of either party which are not stated herein shall be binding. No course of dealing or usage of trade or course of performance shall be relevant to explain or supplement any term expressed in this Agreement.

      7.8 Counterparts. This Agreement may be executed in two or more
          -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.9 Amendments and Waivers. Neither this Agreement nor any provision
          -----------------------
hereof may be changed, waived, discharged, or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      7.10 Severability. If any provision of this Agreement shall be declared
           -------------
void or unenforceable by any judicial or administrative authority, to the extent possible, it shall be construed in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties and, if such construction is not possible, such provision shall be severed from this Agreement, and in either case, the validity and enforceability of any other provision and of the entire Agreement shall not be affected thereby.

      7.11 Titles and Subtitles. The title and subtitles used in this Agreement
           ---------------------
are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

          IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                     SATELLINK PAGING INC.

(Corporate Seal]                     By:
                                         --------------------------------------
                                         Marc A. Comeaux, President

Attest:


-------------------------------
Secretary
                                     PURCHASERS:


                                     ------------------------------------------
                                     Marc A. Comeaux


                                     ------------------------------------------
                                     Jerry W. Mayfield


                                     ------------------------------------------
                                     James O. Carpenter


                                     ------------------------------------------
                                     E. Paul Breaux, Jr.


                                     ------------------------------------------
                                     Robert D. Gage, III


                                     ------------------------------------------
                                     Robert D. Gage, IV


                                     ------------------------------------------
                                     Ira Carpenter, Jr.


                                     ------------------------------------------
                                     Charles R. Carpenter


                                     ------------------------------------------
                                     Robert Poche


                                     ------------------------------------------
                                     Humerto Izquierdo


                                     /s/ David C Massey
                                     ------------------------------------------
                                     David C. Massey

                                  SCHEDULE I

                                      TO

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                         dated as of November 11, 1990

                            Schedule of Purchasers
                            ----------------------


Purchaser Name             Number of Shares             Purchase
 and Address                  Purchased              Consideration
--------------             ----------------          -------------

Marc A. Comeaux                                      $
Satellink Paging Inc.      ----------------          -------------
12 Perimeter Center East
Suite 1200
Atlanta, GA 30346

Jerry W. Mayfield                                    $
Satellink Paging Inc.      ----------------          -------------
12 Perimeter Center East
Suite 1200
Atlanta, GA 30346

James O. Carpenter                                   $
Port Gibson Bank           ----------------          -------------
P. O. Box 608
702 Main Street
Port Gibson, MS 39150

E. Paul Breaux, Jr.                                  $
337 Bacque Cresent         ----------------          -------------
Lafayette, LA 70503

Robert D. Gage, III                                  $
Port Gibson Bank           ----------------          -------------
P. O. Box 608
702 Main Street
Port Gibson, MS 39150


           Schedule I to Series A Preferred Stock Purchase Agreement

 Purchaser Name             Number of Shares              Purchase
  and Address                   Purchased               Consideration
---------------             ----------------            -------------

Robert D. Gage, IV                                      $
Port Gibson Bank            ----------------            -------------
P. O. Box 608
702 Main Street
Port Gibson, MS 39150

Ira Carpenter, Jr.                                      $
Peoples Bank of Biloxi      ----------------            -------------
Lameuse & Howard Avenues
Biloxi, MS 39533

Charles R. Carpenter                                    $
Port Gibson Bank            ----------------            -------------
P. O. Box 608
702 Main Street
Port Gibson, MS 39150

Robert Poche                                            $
Satellink Paging Inc.       ----------------            -------------
12 Perimeter Center East
Suite 1200
Atlanta, GA 30346

Humberto Izquierdo                                      $
Satellink Paging Inc.       ----------------            -------------
12 Perimeter Center East
Suite 1200
Atlanta, GA 30346

David C. Massey                                         $100,000
2506 Indian Mound Blvd      ----------------            -------------
Monroe, LA 71201

Totals                                                  $
                            ----------------            -------------
                                                        $
                            ================            =============


           Schedule I to Series A Preferred Stock Purchase Agreement

                                  SCHEDULE II

                                      TO

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                         dated as of November 28, 1990

                            Investor Certification
                            ----------------------

ALL INFORMATION FURNISHED IS FOR THE SOLE USE OF SATELLINK PAGING INC. (THE "COMPANY") AND ITS COUNSEL AND WILL BE HELD IN CONFIDENCE BY THE COMPANY AND ITS COUNSEL, EXCEPT THAT THIS QUESTIONNAIRE MAY BE FURNISHED TO SUCH PARTIES AS THE COMPANY AND COUNSEL DEEM NECESSARY TO ESTABLISH COMPLIANCE WITH FEDERAL OR STATE SECURITIES LAWS OR TO THE EXTENT REQUIRED BY LAW. CAPITALIZED TERMS NOT DEFINED HEREIN HAVE THE MEANINGS ASCRIBED IN THE SERIES A PREFERRED STOCK PURCHASE AGREEMENT AND SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 28, 1990.

The Series A Shares being offered by the Company are not registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon certain exemptions from registration provided by the Act. One of the exemptions being relied upon is provided by Regulation D of the Securities and Exchange commission. Regulation D requires, among other things, that prior to making a sale of any Series A Shares, the Company must have reasonable grounds to believe, and shall believe after reasonable inquiry, that the offeree is an "accredited investor" (as defined). The Company intends to limit the purchase of the Series A Shares to accredited investors. In order to obtain the facts needed to determine whether the Company may accept a purchaser's investment, it is necessary for the purchaser (the "Purchaser") to complete this Investor Certification. The form should be signed, dated, and forwarded to the Company.

                                * * * * * * * *


          Schedule II to Series A Preferred Stock Purchase Agreement

             Answer all questions. Write "INIA" if not applicable.
             -----------------------------------------------------

                                * * * * * * * *


A.  PLEASE PROVIDE THE FOLLOWING INFORMATION.

1.   (a) Name of Purchaser:    David C. Massey
         -----------------------------------------------------------------

     (b) If Purchaser is a corporation, partnership, trust or other entity, state the name of individual(s) making the investment decision on behalf of the entity:

         -----------------------------------------------------------------

         -----------------------------------------------------------------


2.   (a)  Purchaser's Address:

                 2506 Indian Mound Blvd.
         -----------------------------------------------------------------
                 Monroe, LA 71201
         -----------------------------------------------------------------


3.   Telephone/Number:

           Office:  (318) 329-2001      Home:  322-7482
         -----------------------------------------------------------------


4.   Taxpayer Identification Number of Purchaser:

           SS# ###-##-####
         -----------------------------------------------------------------


5.   Date of organization or incorporation:
                                            ------------------------------

B. THE FOLLOWING INFORMATION IS TO BE PROVIDED SO THAT THE COMPANY CAN DETERMINE IF THE PURCHASER IS AN ACCREDITED INVESTOR.

     Please indicate, by initialing, one or more of the following categories which are applicable to you. If no category is applicable, please initial
     Item 18.

     Under Regulation D, an "accredited investor" is defined as any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following


          Schedule II to Series A Preferred Stock Purchase Agreement categories, at the time of the sale of the securities to that person:

     1. A bank as defined in Section 3 (a) (2) of the Act whether acting ----- in its individual or fiduciary capacity.

     2. A savings and loan association or other institution as defined ----- in section 3 (a) (5) (A) of the Act whether acting in its individual or fiduciary capacity.

     3. A broker or dealer registered pursuant to Section 15 of the ----- Securities Exchange Act of 1934.

     4.         An insurance company as defined in Section 2(13) of the Act.
         -----

     5. An investment company registered under the Investment Company ----- Act of 1940.

     6. A business development company as defined in Section 2(a)(48) of ----- the Investment Company Act of 1940 (a closed-end company, operated for the purpose of investing in securities described in
                Section 55(a)(l)-(3) of such Act and makes available "significant managerial assistance" with respect to the issuers of such securities and has elected to be regulated pursuant to Sections 55-65 of such Act as a business development company].

     7. A Small Business Investment Company licensed by the U.S. Small ----- Business Administration under Section 301(c) or (d) of the Small
                Business Investment Act of 1958.

     8. A plan established and maintained by a state, its political ----- subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

     9. An employee benefit plan within the meaning of the Employee ----- Retirement Income Security Act of 1974 ("ERISA"), (a) if the
                investment decision is made by a plan fiduciary, as defined in
                Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (b) if the employee benefit plan has total assets in excess of $5,000,000, or
                                      --

          Schedule II to Series A Preferred Stock Purchase Agreement

                (c) if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

    10. A private business development company as defined in Section ----- 202(a)(22) of the Investment Advisers Act of 1940 (a company which is a business development company but which need not be closed-end and need not elect to be subject to regulation under Sections 55-65 of the Investment Company Act of 19401.

    11. An organization described in Section 501(c)(3) of the Internal ----- Revenue Code, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered.

    12. A corporation, Massachusetts or similar business trust, or ----- partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

    13. A director or executive officer of the Company. (An "executive ----- officer" means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company.)

    14. A natural person whose individual net worth, or joint net worth ----- with that person's spouse, at the time of his purchase exceeds
                $1,000,000.

                (For purposes of calculating net worth, any assets may be considered including the fair market value of one's principal residence and automobiles. The principal residence, owned by an individual should be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined upon a recent written appraisal used by an institutional lender making a loan secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.]


          Schedule II to Series A Preferred Stock Purchase Agreement

    15.         A natural person who had an individual income (not including
         -----                              ----------
                income of spouse) in excess of $200,000 in each of the two most recent years (1988 and 1989) or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (1990).

                ["Income" may include amounts normally excluded from "adjusted gross income" such as any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income. However, "income" is not necessarily synonymous with "revenue"; for example, a self-employed person should deduct operating expenses to give an accurate indication of income.]

    16. A trust, with total assets in excess of $5,000,000 not formed ----- for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person is described in Rule 506(b)(2)(ii) under the Act.

    17.         An entity in which all of the equity owners meet the
         -----                     ---
                requirements of Items B1, B2, B3, B4, B5, B6, B7, B8, B9, B10, B11, B12, B13 or B14 and/or B15 immediately above. (If this item is checked, complete the "Accredited Investor Certificate" below.)

    18.   DM    Check here if none of the above are applicable.
         -----


          Schedule II to Series A Preferred Stock Purchase Agreement

C. THE FOLLOWING INFORMATION IS TO BE PROVIDED BY PURCHASERS WHO ARE INDIVIDUALS, OR BY THE PERSON MAKING THE INVESTMENT DECISION ON BEHALF OF CORPORATIONS, PARTNERSHIPS, TRUSTS, OR OTHER ENTITIES.

1. Are you aware of the fact that you have the opportunity to question a representative of the Company about this investment, the Company, the Company's properties, the Company's operations and the Company's methods of doing business?
                                    X
                                   ---       ---
                                   Yes        No

2. (a) Do you understand the merits and risks associated with investments in closely-held companies?
                                    X
                                   ---       ---
                                   Yes        No

      (b) Do you understand the merits and risks associated with an investment in the Company?
                                    X
                                   ---       ---
                                   Yes        No

3. Do you understand that there is no guarantee of any financial return on this investment and that you run the risk of losing your entire investment?
                                    X
                                   ---       ---
                                   Yes        No

4.    Do you understand that this investment is illiquid?

                                    X
                                   ---       ---
                                   Yes        No

5. Do you understand that you may purchase an interest in the Company for investment only, and not with a view to the sale or other distribution thereof?
                                    X
                                   ---       ---
                                   Yes        No



          Schedule II to Series A Preferred Stock Purchase Agreement

                                   SIGNATURE

     The undersigned hereby represents to the Company that (a) the information contained herein is complete and accurate and may be relied upon by the Company,
(b) the Company will be notified by the undersigned of any material adverse change in any of the information contained herein occurring prior to the purchase of the Series A Shares, (c) the undersigned has received or had access to all material information enabling the undersigned to make an informed investment decision and that all information requested has been furnished to the undersigned.

                      /s/ David C. Massey     David C. Massey
                      ---------------------------------------
                      Name of Purchaser        (please print)

By:
    -------------------------------

Title:
       ----------------------------

Executed at
            -------------------------------------------------
on this       day of                       , 19  .
       -------      -----------------------    --


          Schedule II to Series A Preferred Stock Purchase Agreement